                                                                    EXHIBIT 10.1

                                                        PRIVATE AND CONFIDENTIAL


                        SEVERANCE AND RELEASE AGREEMENT

        THIS SEVERANCE AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of October 5, 2005 (the "Effective Date"), by and between and Wright Medical Technology, Inc., a Delaware corporation (the "Company"), and Laurence Y. Fairey (the "Employee").

        DEFINITIONS:

        A. As used herein, the term "Employee" shall mean Laurence Y. Fairey and his heirs, personal representatives, and assigns.

        B. As used herein, the term "Company" shall mean Wright Medical Technology, Inc., its parent, subsidiaries, affiliates and divisions (including, but not limited to, Wright Medical Group, Inc.), its and their respective successors and assigns, and all of the past and present officers, directors, employees and agents of such entities, in their individual and representative capacities.

        WHEREAS, the Employee and the Company desire to settle and resolve all matters pertaining to Employee's employment with Wright Medical Technology, Inc. and the termination of that employment;

        NOW THEREFORE in consideration of the promises, agreements, releases and obligations as hereinafter set forth, it is agreed by the Employee and the Company as follows:

        1. The Employee unconditionally releases the Company from any and all causes of action and liability related to the Employee's hire, employment, and termination of employment at the Company occurring prior to and up to the effective date of this Agreement, including, but not limited to, any and all breach of contract claims, common law tort claims, claims of discrimination, claims for compensation and benefits (including claims under the Employee Retirement Income Security Act of 1974, as amended), as well as any and all claims which the Employee may have under or in connection with any and all local, state or federal ordinances, statues, or common law. The only exclusion from this release is a claim that some term of this Agreement has been violated. The Company represents to the Employee that as the date of this Agreement, it does not have or know of any claims or causes of actions which it may have against the Employee. The Employee shall be entitled to indemnification by the Company for acts arising in the course of the Employee's employment in accordance with and subject to the indemnification provisions contained in the Certificate of Incorporation and/or Bylaws of the Company as in effect from time to time.


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
October 5, 2005
Page 2

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        2.  The Employee hereby resigns, as of the close of business on the
Effective Date, from his positions as the President and Chief Executive Officer of the Company, a director of the Company, a member of the Executive Committee of the Board of Directors of the Company, and an employee of the Company, and from any and all other positions to which the Employee has been elected or appointed and is now serving with the Company. The Employee agrees to execute and deliver to the Company such resignation letters and other documents and instruments evidencing the foregoing resignations as the Company may request from time to time.

        3. The Employee certifies that (a) this Agreement is fully understood by the Employee and is entirely satisfactory to the Employee, (b) the Employee's signing of this Agreement is the Employee's own free and informed act and deed, and (c) the Employee has been given the opportunity to discuss it with counsel of the Employee's choosing.

        4. The Employee acknowledges that he is currently able to work in his current position without limitations, either physical or mental, and without any accommodation for any physical or mental ailment.

        5. To the extent permitted by law, the Employee and the Company agree that each will maintain the strictest secrecy and will not disclose the terms of this Agreement to any person or entity, except (a) where such disclosure is required by law or compelled pursuant to legal process, (b) for reporting purposes to federal, state, or local governmental authorities, or (c) in discussions with legal and financial advisors and the Employee's immediate family members.

        6. With respect to the Employment Agreement dated as of July 1, 2004, as amended by the First Amendment to Employment Agreement dated as of April 4, 2005, between the Company and the Employee (collectively, the "Employment Agreement"), the Employee agrees (a) that the Employee is not entitled to any compensation or benefits under the Employment Agreement other than as provided in paragraphs 4, 5, 6 and 14 thereof through the Effective Date; (b) to comply with the covenants and to perform his obligations in full under the provisions of paragraph 9, 10 and 11 of the Employment Agreement; and (c) that in the event of any breach or threatened breach by the Employee of any provision of paragraphs 9, 10 and 11 of the Employment Agreement, the Company shall be entitled to any and all rights and remedies available to the Company under paragraphs 11(c) and 12 of the Employment Agreement or otherwise.


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
October 5, 2005
Page 3

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        7.  The Employee hereby delivers to the Company an executed original of the ADEA Release and Agreement attached hereto as Exhibit A, which releases the Company from any and all liabilities under the Age Discrimination in Employment Act of 1967, as amended.

        8. Upon request by the Company, the Employee agrees to cooperate with the Company during and after the Severance Period (as defined herein), without further compensation by the Company, by meeting with and providing information to the Company's representatives and others relating to the Employee's duties performed heretofore or any governmental or other investigation or litigation involving or affecting the Company. The person through whom this information shall be requested by the Company will be the Employee's direct report as the date of this Agreement or such person's designee.

        9. This Agreement and any dispute arising in connection with its operation or execution shall be construed in accordance with and governed by the statues and common law of the State of Tennessee and shall be resolved by binding arbitration in Memphis, Tennessee. Each party to this Agreement will select one arbiter. The two arbiters so selected shall then select a third arbiter. Decisions of the arbitration panel shall be binding upon the parties hereto. The prevailing party shall be entitled to have all expenses, including, but not limited to, attorney fees and any fees submitted by the arbitrators to be paid by the non-prevailing party.

        10. This Agreement, together with paragraphs 7(b)(ii), 9, 10, 11 and 12 of the Employment Agreement, reflect the entire agreement of the parties relating to the subject matter hereof and supersede all prior or contemporaneous oral or written understandings, statements, representations, promises, arrangements or agreements between the parties. The Confidentiality and Inventions Agreement between the parties remains in full force and effect.

        11. The parties agree that each provision of this Agreement is severable and further agree that if any term or provision is held to be invalid, void, or unenforceable by a court of competent jurisdiction or an administrative agency for any reason whatsoever, such ruling shall not affect the validity of the remainder of this Agreement.

        12. In consideration and exchange for this Agreement and the ADEA Release Agreement, the Company shall provide to the Employee the following:


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
October 5, 2005
Page 4

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         (a)  an amount in cash equal to the Base Salary (as defined in the
Employment Agreement) of the Employee with respect to a period of twenty-four
(24) months after the Effective Date (the "Severance Period"), which amount (after deduction of applicable payroll taxes) shall be paid to the Employee in accordance with the Company's customary payroll practices in effect from time to time and with a final payment of the remaining balance on March 10, 2006;

         (b) an amount in cash equal to the Base Salary equivalent of the Employee's earned and unused vacation for 2005, if any, which amount (after deduction of applicable payroll taxes) shall be paid to the Employee within thirty (30) days after the Effective Date;

         (c) an amount in cash equal to the total premiums payable by the Employee for continued group medical, dental and vision plan coverage under COBRA at the current COBRA rate during the eighteen (18) month period immediately following the Effective Date, which amount (after deduction of applicable payroll taxes) shall be paid to the Employee within thirty (30) days after the Effective Date; and

         (d) the attorney's fee for review of this Agreement and the ADEA Release and Agreement of up to $200, which amount shall be paid to the Employee within thirty (30) days after the Effective Date.

         Any stock options that the Employee has are governed by the specific stock option agreement and the applicable stock option plan, and this Agreement does not supersede those stock option agreements and plans. The Employee is urged to review such stock option agreements and plans for the specific terms that apply to his stock options.


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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
October 5, 2005
Page 5

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     THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS SEVERANCE AND RELEASE
AGREEMENT, HE UNDERSTANDS ALL OF ITS TERMS, AND HE EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.

                 AGREED AND ACCEPTED as of the Effective Date.

EMPLOYEE:                               WRIGHT MEDICAL TECHNOLOGY, INC.


/S/ Laurence Y. Fairey                  By:     /s/ Jason P. Hood
-----------------------                       ---------------------------------
Laurence Y. Fairey                              Jason P. Hood, Vice President
                                        Title:  General Counsel and Secretary
                                              ---------------------------------

                                                        PRIVATE AND CONFIDENTIAL

                                   EXHIBIT A


                           ADEA RELEASE AND AGREEMENT

         As a material inducement to Wright Medical Technology, Inc. (hereinafter referred to as "Wright" or "Employer") to enter into this ADEA Release and Agreement (the "Release or "Agreement") with Laurence Y. Fairey (hereinafter referred to as "Employee") (for Employee, Employee's heirs, executors, administrators and assigns), Employee hereby unconditionally releases and forever discharges Wright and each of the Wright's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights, under the Age Discrimination in Employment Act of 1967, as amended from time to time, and other federal, state, or local laws prohibiting discrimination, any claims the employee may have with regard to Employee's hiring, employment, or electing the reemployment program and termination of employment claims growing out of any legal restrictions on Wright's right to terminate its employees ("Claim" or Claims"), which the Employee now has, owns or holds, or claims to have owned or held, or which the Employee at any time hereinafter may have owned or held or claimed to have owned or held against Wright.

         To comply with the Older Workers Benefit Protection Act of 1990, as amended from time to time, the Release and Agreement has advised Employee of the legal requirements of this Act and fully incorporates the legal requirements by reference into this Agreement as follows:

         a. This Agreement is written in layman's terms, and the Employee understands and comprehends its terms;

         b. Employee has been advised of Employee's rights to consult an attorney to review the Agreement;

         c. Employee does not waive any rights or claims that may arise after the date the Release is executed;

         d. Employee is receiving consideration beyond anything of value to which he already is entitled;

         e. Employee has been given a reasonable period of time to consider this Agreement.


         As consideration for this Release, Wright agrees to provide the items listed previously in paragraph 12 of the Severance and Release Agreement dated as of October 5, 2005. The Employee enters into this Release with full knowledge of its contents and enters into this Agreement voluntarily.


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ADEA Release and Agreement                              PRIVATE AND CONFIDENTIAL
October 5, 2005
Page 2

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                              AGREED AND ACCEPTED


EMPLOYEE:                                 WRIGHT MEDICAL TECHNOLOGY, INC.

I acknowledge that I fully understand
and agree that this Agreement may be
pleaded by Wright Medical Technology,
Inc. as a complete defense to any claim
which hereafter may be asserted by me or a claim against Wright Medical
Technology, Inc. for or on account of
any matter or thing whatsoever arising
out of the employment relationship or my termination from active employment.

/s/ Laurence Y. Fairey                    By:     /s/ Jason P. Hood
------------------------------------             -------------------------------
Laurence Y. Fairey                               Jason P. Hood, Vice President
                                          Title: General Counsel and Secretary
                                                 -------------------------------

SWORN TO AND SUBSCRIBED, before me,       SWORN TO AND SUBSCRIBED, before me,
a Notary Public, in my presence this      a Notary Public, in my presence this
5th day of October, 2005                  5th day of October, 2005

         /s/ Deneise K. Speakman                   /s/ Deneise K. Speakman
         ---------------------------               -----------------------------
         Notary Public                             Notary Public

County of Shelby                          Shelby County
          -------------
State of  Tennessee                       Tennessee
          -------------

  Commission Expires: 1/15/08               Commission Expires: 1/15/08
                      --------------                            -----------

 DENEISE K. SPEAKMAN                       DENEISE K. SPEAKMAN
        NOTARY                                    NOTARY
        PUBLIC                                    PUBLIC
          AT                                        AT
        LARGE                                     LARGE
    SHELBY CO., TN                            SHELBY CO., TN
MY COMM. EXP. 1-15-08                     MY COMM. EXP. 1-15-08
        STAMP                                     STAMP

NOTE: THE EMPLOYEE IS HEREBY ADVISED OF HIS RIGHT TO RESCIND AND NULLIFY THIS AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF THE EMPLOYEE'S SIGNATURE. THE EMPLOYEE MUST REVOKE THE RELEASE BY LETTER TO WRIGHT MEDICAL TECHNOLOGY, INC., ATTENTION: GENERAL COUNSEL, 5677 AIRLINE ROAD, ARLINGTON, TN 38002, WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.